SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 19, 2003
                                                   -----------------


                                  PROMOS, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




          COLORADO                      0-27943             84-1209909
--------------------------------  -------------------    -----------------
  (State or other jurisdiction       (Commission         (I.R.S. Employer
   of incorporation)                  File Number)        Identification No.)


 12-8 TECHNOLOGY DRIVE
 EAST SETAUKET, NEW YORK                                   11733-4049
-----------------------------------------                -----------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (631) 689-3781
                                                     ---------------------------



         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

     This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K, dated December 19, 2003, of Promos, Inc., a Colorado corporation ("Promos"), filed with the Securities and Exchange Commission on January 5, 2004.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of the Business Acquired. In accordance with
Item 7(a), attached hereto are the audited financial statements of OmniCorder Technologies, Inc. ("OmniCorder") for the years ended December 31, 2002 and 2001 and the unaudited financial statements of OmniCorder for the nine months ended September 30, 2003. These financial statements were previously filed in the Current Report on Form 8-K filed by Promos on January 5, 2004, and have not been amended or changed, other than to include the pro forma financial statements of OmniCorder set forth in unaudited Note 14 thereto, as described below.

         (b) Pro Forma Financial Information. In accordance with Item 7(b), attached hereto are the pro forma financial statements of OmniCorder, set forth in unaudited Note 14 thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PROMOS, INC.


Date:  February 12, 2004               By: /s/ Mark A. Fauci
                                          --------------------------------------
                                          Mark A. Fauci
                                          President and Chief Executive Officer

                          OMNICORDER TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS

  For the Years Ended December 31, 2002 and 2001, the Period from February 7,
   1997 (Inception) to December 31, 2002, the Nine Months Ended September 30,
         2003 and 2002 (Unaudited) and the Period from February 7, 1997
                  (Inception) to September 30, 2003 (Unaudited)



                                                                                         OMNICORDER TECHNOLOGIES, INC.
                                                                                      (A Development Stage Enterprise)


                                                                                                             CONTENTS
---------------------------------------------------------------------------------------------------------------------




                                                                                                               Page


INDEPENDENT AUDITORS' REPORT                                                                                      1


FINANCIAL STATEMENTS

  Balance Sheets - At December 31, 2002 and September 30, 2003 (Unaudited)                                      2-3

  Statements of Operations - For the Years Ended December 31, 2002 and 2001,
    the Period from February 7, 1997 (Inception) to December 31, 2002, the
    Nine Months Ended September 30, 2003 and 2002 (Unaudited) and the Period
    from February 7, 1997 (Inception) to September 30, 2003 (Unaudited)                                           4

  Statements of Stockholders' Deficiency - For the Period from February 7, 1997
    (Inception) Through September 30, 2003                                                                      5-6

  Statements of Cash Flows - For the Years Ended December 31, 2002 and 2001,
    the Period from February 7, 1997 (Inception) to December 31, 2002, the
    Nine Months Ended September 30, 2003 and 2002 (Unaudited) and the Period
    from February 7, 1997 (Inception) to September 30, 2003 (Unaudited)                                           7



NOTES TO FINANCIAL STATEMENTS                                                                                  8-29



                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
OmniCorder Technologies, Inc.

We have audited the accompanying balance sheet of OmniCorder Technologies, Inc. (the "Company") (a development stage enterprise) as of December 31, 2002 and the related statements of operations, stockholders' deficiency, and cash flows for the years ended December 31, 2002 and 2001, and for the period from February 7, 1997 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OmniCorder Technologies, Inc. (a development stage enterprise) as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, and for the period from February 7, 1997 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has incurred net losses of $7,943,901 since inception. Additionally, at December 31, 2002 the Company has a working capital deficiency of $1,416,390 and a total stockholders' deficiency of $1,048,708. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             MARCUM & KLIEGMAN LLP

October 23, 2003
New York, New York

                                                  OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------


                                                      ASSETS

                                          December 31,         September 30,
                                             2002                  2003
                                      -----------------------------------------
                                                               (Unaudited)

CURRENT ASSETS
Cash and cash equivalents                  $ 145,282            $ 363,255
Grant receivable                                  --               68,000
Prepaid expenses                              71,841                7,320
                                          ----------            ---------
Total Current Assets                         217,123              438,575

PROPERTY AND EQUIPMENT, NET                  364,229              304,382

SECURITY DEPOSITS                              3,453                3,538
                                          ----------           ----------
TOTAL ASSETS                              $  584,805           $  746,495
                                          ==========           ==========

   The accompanying notes are an integral part of these financial statements.

                                                                                        OMNICORDER TECHNOLOGIES, INC.
                                                                                     (A Development Stage Enterprise)

                                                                                                       BALANCE SHEETS
---------------------------------------------------------------------------------------------------------------------

                                              LIABILITIES AND STOCKHOLDERS' DEFICIENCY

                                                                                 December 31,         September 30,
                                                                                   2002                  2003
                                                                                 ----------------------------------
                                                                                                      (Unaudited)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                         $ 263,428             $ 286,019
  Accounts payable to related party                                               320,297               320,297
  Deferred revenue                                                                     --                51,000
  Deferred officers salaries                                                      884,113               955,805
  Notes payable                                                                   165,675                76,912
  Common stock to be issued                                                           --                402,696
                                                                                ---------             ---------

         TOTAL LIABILITIES                                                      1,633,513             2,092,729
                                                                                ---------            ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
  Preferred stock, $.01 par value, 1,000,000 shares
    authorized; no shares issued and outstanding                                       --                    --
  Common stock, $.01 par value; 10,000,000 shares
    authorized; 9,559,647 and 10,000,000 shares issued
    and outstanding at December 31, 2002 and
    September 30, 2003, respectively                                               95,597               100,000
  Additional paid-in capital                                                    6,814,666             8,059,542
  Deficit accumulated during the development stage                             (7,943,901)           (9,490,706)
  Subscription receivable                                                         (15,070)              (15,070)
                                                                                ---------            -----------

     TOTAL STOCKHOLDERS' DEFICIENCY                                            (1,048,708)           (1,346,234)
                                                                               -----------           -----------

     TOTAL LIABILITIES AND
       STOCKHOLDERS' DEFICIENCY                                                $  584,805            $  746,495
                                                                               ==========            ==========


                                       The accompanying notes are an integral part of these financial statements.


                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                            STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------




                                                                   Cumulative                                  Cumulative
                                                                  for the Period                             for the Period
                                                                  from February 7,                           from February 7,
                                                                  1997 (Inception)                           1997 (Inception)
                                      For the Years Ended            Through        For the Nine Months          Through
                                          December 31,              December 31,      Ended September 30,       September 30,
                                          2002          2001          2002          2003          2002              2003
                                      ----------------------------------------------------------------------------------------------
                                                                                  (Unaudited)    (Unaudited)     (Unaudited)

OPERATING EXPENSES
Research and development                $ 1,102,932    $   930,954   $ 3,596,666  $    957,302   $  477,771    $  4,553,968
General and administrative                  382,792        742,266     2,326,328       572,332      287,816       2,898,660
Related party legal expense                      --            --        544,881            --           --         544,881
Write-off of public offering costs               --            --        501,992            --           --         501,992
                                        -----------    -----------   -----------  ------------   ----------    ------------

TOTAL OPERATING
  EXPENSES                                1,485,724      1,673,220     6,969,867     1,529,634      765,587       8,499,501
                                        -----------    -----------   -----------  ------------   ----------    ------------

OPERATING LOSS                           (1,485,724)    (1,673,220)   (6,969,867)   (1,529,634)    (765,587)     (8,499,501)

INTEREST AND OTHER EXPENSES                  26,273          1,938       974,034        17,171       15,682         991,205
                                        -----------    -----------   -----------  ------------   ----------    ------------

NET LOSS                               $ (1,511,997)   $(1,675,158)  $(7,943,901) $ (1,546,805)  $ (781,269)   $ (9,490,706)
                                       =============   ============= ============ =============  ===========   =============

BASIC AND DILUTED NET LOSS                  $ (0.16)      $ (0.18)                    $ (0.16)     $ (0.08)
  PER SHARE                                 ========      ========                    ========     ========


WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                       9,384,483     9,172,640                   9,997,237     9,347,385
                                         ==========    ==========                  ==========    ==========


                                                          The accompanying notes are an integral part of these financial statements.


                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                               STATEMENTS OF STOCKHOLDERS DEFICIENCY

                                                         For the Period from February 7, 1997 (Inception) Through September 30, 2003
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                  Deficit
                                                                                               Accumulated
                                                                                                During the      Stock
                                                          Common Stock          Additional      Development  Subscription
                                                      Shares        Amount     Paid-in-Capital    Stage       Receivable      Total
                                                    --------------------------------------------------------------------------------
Issuance of common stock to founders                  5,016,000    $ 50,160    $  (33,440)       $      --   $   (15,070) $   1,650

Sale of common stock at $1.13 per share,
   net of expenses of $35,164                           175,995       1,760       163,070               --            --    164,830

Issuance of common stock warrants to
  related party for legal services                           --          --        75,000               --            --     75,000

Sale of common stock warrants to related party               --          --        40,000               --       (30,000)    10,000

     Net loss                                                --          --            --         (168,516)           --   (168,516)
                                                      ---------    --------    ----------        ----------    ---------  ----------

Balance at December 31, 1997                          5,191,995      51,920       244,630         (168,516)      (45,070)    82,964

Issuance of common stock to founders                  1,320,000      13,200        (8,800)              --            --      4,400

Sale of common stock at $1.13 per share,
   net of expenses of $62,900                           431,196       4,312       422,783               --            --    427,095

Issuance of common stock for research
  and development                                       132,000       1,320       148,680               --            --    150,000

Issuance of common stock warrants to
  related party for legal services                           --          --        20,000               --            --     20,000

Cash received from sale of common stock warrant              --          --            --               --        30,000     30,000

Issuance of common stock warrants in
  connection with sale of bridge notes                       --          --       329,625               --            --    329,625

     Net loss                                                --          --            --       (1,594,054)           -- (1,594,054)
                                                      ---------    --------    ----------       -----------     --------  ----------

Balance at December 31, 1998                          7,075,191      70,752     1,156,918       (1,762,570)      (15,070)  (549,970)

Conversion of bridge notes into common stock            697,779       6,978       783,647               --            --    790,625

Issuance of common stock for research
  and development                                        66,000         660        74,340               --            --     75,000

Sale of common stock at $2.33 per share                 460,287       4,603     1,069,397               --            --  1,074,000

     Net loss                                                --          --            --       (1,547,973)           -- (1,547,973)
                                                      ---------    --------    ----------     -------------    ---------  ----------

Balance at December 31, 1999                          8,299,257    $ 82,993   $ 3,084,302     $ (3,310,543)    $ (15,070)$ (158,318)
                                                     ==========    ========   ===========     =============    ========= ==========


                                                          The accompanying notes are an integral part of these financial statements.


                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                    STATEMENT OF STOCKHOLDERS' DEFICIENCY, Continued

                                                             For Period from February 7, 1997 (Inception) Through September 30, 2003
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                Deficit
                                                                                              Accumulated
                                                                                              During the       Stock
                                                        Common Stock          Additional       Development  Subscription
                                                    Shares        Amount    Paid-in-Capital      Stage       Receivable      Total
                                                 -----------------------------------------------------------------------------------

Issuance of common stock for research
  and development                                   66,000        $ 660      $    74,340    $         --   $        --    $  75,000

Issuance of common stock for
  services rendered                                  4,290           43            9,967              --            --       10,010

Sale of common stock at $2.33 and $2.83 per
  share for 336,600 and 450,000 shares,
  respectively                                     786,600        7,866        2,052,535              --            --    2,060,401

Issuance of stock options and warrants
  for services rendered                                 --           --           51,357              --            --       51,357

     Net loss                                           --           --               --     (1,446,203)            --   (1,446,203)
                                                 ---------      -------        ---------     -----------     ---------   ----------

Balance at December 31, 2000                     9,156,147       91,562        5,272,501     (4,756,746)      (15,070)      592,247

Issuance of common stock for
  services rendered                                  6,000           60           29,940              --            --       30,000

Sale of common stock at $5.00 per share             80,000          800          399,200              --            --      400,000

Issuance of stock options and warrants for
  services rendered                                     --           --           21,012              --            --       21,012

     Net loss                                           --           --               --     (1,675,158)            --   (1,675,158)
                                                 ---------      -------        ---------     -----------     ---------   ----------

Balance at December 31, 2001                     9,242,147       92,422        5,722,653     (6,431,904)      (15,070)     (631,899)

Issuance of common stock in
  accordance with anti-dilution provisions          80,000          800             (800)             --            --           --

Sale of common stock at $2.50 and $2.00 per
  share for 50,000 and 187,500 shares,
  respectively                                     237,500        2,375          497,625              --            --      500,000

Issuance of stock options and warrants
  for services rendered                                 --           --          595,188              --            --      595,188

     Net loss                                           --           --               --     (1,511,997)            --   (1,511,997)
                                                 ---------      -------        ---------      ----------      --------   ----------

Balance at December 31, 2002                     9,559,647       95,597        6,814,666     (7,943,901)      (15,070)    1,048,708)

Sale of common stock at $2.00 per share            440,353        4,403          876,303              --            --      880,706

Issuance of stock options and warrants
  for services rendered                                 --           --          368,573              --            --      368,573

     Net loss (Unaudited)                               --           --               --     (1,546,805)            --   (1,546,805)
                                                 ---------      -------        ---------     -----------     ---------   ----------

Balance at September 30, 2003 (Unaudited)       10,000,000    $ 100,000      $ 8,059,542   $ (9,490,706)    $ (15,070) $ (1,346,234)
                                                ==========    =========      ===========   =============    ========== =============


                                                          The accompanying notes are an integral part of these financial statements.



                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                           STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Cumulative
                                                                         Cumulative                                  for the Period
                                                                       for the Period                               from February 7,
                                                                       from February 7,                                   1997
                                                                       1997 (Inception)  For the Nine   For the Nine   (Inception)
                                                 For the Years Ended      Through        Months Ended   Months Ended     Through
                                                    December 31,        December 31,     September 30,  September 30,  September 30,
                                                 2002             2001      2002              2003           2002           2003
                                             ---------------------------------------------------------------------------------------
                                                                                          (Unaudited)    (Unaudited)    (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                    $ (1,511,997) $ (1,675,158) $ (7,943,901)  $ (1,546,805)    $ (781,269)  $ (9,490,706)
                                             ------------  --- --------- ------------   ------------     ----------    -----------

 Adjustments to reconcile net loss to
  net cash used in operating activities:
 Depreciation and amortization                    162,496       142,250       453,221        123,666        121,873        576,887
 Unrealized loss (gain) from foreign
  currency transactions                            16,096        (1,603)       14,493         17,171          8,778         31,664
 Warrants issued to related party for
  legal services                                       --            --        95,000             --             --         95,000
 Issuance of stock options and warrants
  for services rendered                           595,188        21,012       667,557        368,573        130,738      1,036,130
 Issuance of common stock for services
  rendered                                             --        30,000        40,010             --             --         40,010
 Issuance of common stock for research
  and development                                      --            --       300,000             --             --        300,000
 Amortization of original issue discount               --            --       329,625             --             --        329,625
 Amortization of deferred financing costs              --            --       188,125             --             --        188,125

 Changes in operating assets and
  liabilities:
   Prepaid expenses                               (39,847)        5,102       (71,841)        64,521         26,600         (7,320)
   Grant receivable                                    --            --            --        (68,000)            --        (68,000)
   Security deposit                                (1,203)       (1,625)       (3,453)           (85)        (1,203)        (3,538)
   Accounts payable and accrued expenses          113,892      (178,531)      501,288         22,194         15,176        523,482
   Deferred officers salaries                     187,242       297,844       884,113         71,692        142,242        955,805
   Accounts payable to related party                   --            --       320,297             --             --        320,297
   Deferred revenue                                    --            --            --         51,000             --         51,000
                                             ------------- ------------  ------------   -------------    -----------   ------------

    NET CASH USED IN OPERATING ACTIVITIES        (478,133)   (1,360,709)   (4,225,466)      (896,073)      (337,065)    (5,121,539)
                                             ------------- ------------- -------------  -------------    -----------   ------------

CASH USED IN INVESTING ACTIVITIES
 Purchases of property and equipment               (6,945)     (196,718)     (817,450)       (63,819)        (6,945)      (881,269)
                                             ------------- -------------  ------------   ------------    -----------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from issuance of common stock           500,000       400,000     4,632,376        880,706        325,000      5,513,082
 Proceeds from issuance of warrants                    --            --        40,000             --             --         40,000
 Proceeds from  notes payable                          --            --            --                            --             --
 Issuance of bridge note payable                       --            --       750,000             --             --        750,000
 Payment of deferred financing costs                   --            --      (147,500)            --             --       (147,500)
 Proceeds from common stock to be issued               --            --            --        402,696             --        402,696
 Repayments of notes payable                      (40,259)      (37,042)      (86,678)      (105,537)       (23,156)      (192,215)
                                             ------------- ------------- -------------  -------------    -----------   ------------

    NET CASH PROVIDED BY FINANCING
     ACTIVITIES                                   459,741       362,958     5,188,198      1,177,865        301,844      6,366,063
                                             ------------  ------------  ------------   ------------     ----------    ------------
    NET (DECREASE) INCREASE IN CASH               (25,337)   (1,194,469)      145,282        217,973        (42,166)       363,255

CASH AND CASH EQUIVALENTS  - Beginning            170,619     1,365,088            --        145,282        170,619             --
                                             ------------  ------------  ------------   ------------     ----------    ------------

CASH AND CASH EQUIVALENTS  - Ending            $  145,282   $   170,619     $ 145,282      $ 363,255      $ 128,453      $ 363,255
                                             ------------  ------------- ------------   ------------     ----------    ------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION

 Cash paid during the periods for:

   Interest                                    $    1,842   $     1,093     $ 945,753      $   1,623      $     670      $ 962,615
   Income Taxes                                $    1,867   $        --     $   2,642      $     475      $   1,867      $   3,117

Noncash financing activities:

   Conversion of bridge notes                  $       --   $        --     $ 790,625      $      --      $      --      $ 790,625
   Conversion of accounts payable to
    notes payable                              $   70,736   $   133,606     $ 237,861      $  31,958      $      --      $ 269,819


                                                          The accompanying notes are an integral part of these financial statements.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 1 - Organization and Business

     OmniCorder Technologies, Inc. (the "Company") was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases, including cancer and vascular disease through its lead product, the BioScanIR System. In December 1999, the Company received FDA
     Section 510(k) market clearance, which permits marketing of the BioScanIR System service, an adjunctive method to detect breast cancer and other diseases affecting the flow of blood in tissue and organs, throughout the United States. In August 2003, the Company received CE mark clearance to market its BioScanIR System throughout the European Union. The Company believes that it will generate revenues from the sale of licenses, user fees and sale of the medical device to provider networks to use its breast cancer screening technology and diagnosis of other vascular disease throughout the United States, Europe and Asia. However, there is no assurance that the Company will be able to generate any revenues.


NOTE 2 - Summary of Significant Accounting Policies

     Basis of Presentation

     The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company's primary activities since inception have been the research and development of its technology, negotiating strategic alliances and other agreements, and raising capital. The Company has not commenced its principal operations, nor has it generated any revenues from its operations.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a deficit accumulated during the development stage of $7,943,901 and $9,490,706 at December 31, 2002 and September 30, 2003 (unaudited), respectively. Such accumulated losses have resulted principally from costs incurred in research and development, general and administrative expenses and costs associated with fund raising. Additionally, the Company had a working capital deficiency of $1,416,390 and $1,654,154 and a total stockholders' deficiency of $1,048,708 and $1,346,234 at December 31, 2002 and September 30, 2003 (unaudited), respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued

     Basis of Presentation, continued

     Management's plans with respect to these matters include restructuring past due accounts payable and accrued expenses through the issuance of common stock and arrangement of payment plans with a principal vendor of the Company, as well as continuing to defer certain officers' compensation. Management expects to incur additional losses for the foreseeable future and recognizes the need to raise capital through future issuance of stock and/or debentures in order to develop and roll-out a viable business. The Company has funded its operations since inception through the use of cash obtained principally from third party financing from the issuance of equity. The Company's success depends upon many factors including its ability to obtain additional financing and its ability to roll-out its product, BioScanIR System. The Company is currently pursuing additional financing necessary to complete the development of the BioScanIR System and roll-out the BioScanIR System to market through a private offering of up to $15,000,000 (Note 13).

     Use of Estimates

     The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Concentration of Credit Risk

     The Company maintains cash and cash equivalents with major financial institutions. Cash is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 at each institution. At times, such amounts may exceed the FDIC limits. At December 31, 2002 the uninsured cash bank balance was approximately $48,000.

     Property and Equipment

     Property and equipment are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the related assets, generally five to seven years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gain or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued

     Software Development Costs

     Software development costs have been charged to operations as incurred since technological feasibility for the Company's computer software is generally based upon achievement of a detail program design, free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. These costs are included in research and development in the accompanying financial statements.

     Research and Development

     Research and development costs have been charged to operations as incurred.

     Patents

     Patent costs have been charged to operations as incurred as their realizability was uncertain. These costs are included in research and development in the accompanying financial statements.

     Income Taxes

     The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

     Foreign Currency Transactions

     The Company entered into exclusive agreement with a Germany manufacturer to manufacture the BioScanIR Sytem, payable in Euro dollars. The translation from Euro dollars to U.S. dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for operations accounts using the actual rate at the time of the transaction. The Company incurred an unrealized loss (gain) of $17,171, $16,096, $(1,603), $8,788, $14,493 and $31,664 resulting from foreign currency transactions included in interest and other expenses for the nine-month periods ended September 30, 2003 and 2002, the years ended December 31, 2002 and 2001 and the periods from February 7, 1997 (inception) to December 31, 2002 and to September 30, 2003, respectively in the accompanying financial statements.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued

     Unaudited Interim Information

     The information presented for the nine months ended September 30, 2003 and 2002 and for the period from February 7, 1997 (inception) to September 30, 2003 has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of September 30, 2003 and the results of its operations and its cash flows for the nine-month periods ended September 30, 2003 and 2002, and the period from February 7, 1997 (inception) to September 30, 2003 and the changes in stockholders' deficiency for the nine-month period ended September 30, 2003. Operating results for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

     Earnings (Loss) Per Common Share

     Basic earnings (loss) per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company.

     Stock options and warrants to purchase approximately 3,264,300 and 2,780,500 shares of common stock were outstanding at December 31, 2002 and 2001, respectively, with exercise prices ranging from $0.25 to $5.00 per share which could potentially dilute basic earnings per share in the future but have not included in the computation of diluted earnings per share due to losses for all periods. The inclusion of such stock options and warrants would have been antidilutive.

     Stock-Based Compensation

     In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition to SFAS No. 123's fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and Accounting Principles Board Opinion ("APB") No. 28, "Interim Financial Reporting", to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While the statement does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation,


                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued

     Stock-Based Compensation, continued

     regardless of whether they account for that compensation using the fair value method of SFAS No. 123, or the intrinsic value method of APB No. 25.
     The Company has adopted the disclosure requirements of SFAS No. 148 for the periods presented.

      The proforma information is as follows:


                                                               Cumulative                                    Cumulative
                                                             for the period                                for the period
                                                               February 7,                                   February 7,
                                                                  1997                                          1997
                                                               (inception)                                   (inception)
                                    For the Years Ended          through          For the Nine Months          through
                                       December 31,           December 31,        Ended September 30,       September 30,
                                    2002          2001            2002            2003           2002            2003
                                ------------- -------------- ---------------- ------------- -------------- ----------------
  Net loss as  reported          $(1,511,997)  $(1,675,158)    $(7,943,901)    $(1,546,805)   $  (781,269)    $ (9,490,706)

  Deduct:
  Total stock-based employee
    compensation expense
    determined under fair
    value-based method for
    all awards, net of
    related tax effect              (455,701)     (433,932)     (1,938,597)       (114,538)      (322,460)      (2,053,135)
                                 ------------   -----------    ------------     -----------   ------------    -------------

  Pro forma net loss             $(1,967,698)  $(2,109,090)    $(9,882,498)    $(1,661,343)   $(1,103,729)    $(11,543,841)
                                 ============  ============    ============    ============   ============    =============


  Basic and diluted net loss
    as reported per share        $     (0.16)  $     (0.18)                    $     (0.16)   $     (0.08)
                                 ============  ============                    ============   ============


  Basic and diluted pro forma
    Net loss per share           $     (0.21)  $     (0.23)                    $     (0.17)   $     (0.12)
                                 ============  ============                    ============   ============



                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued

     Stock-Based Compensation, continued

     The fair value of the Company's options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:

                                                  Cumulative                         Cumulative
                                                   for the                             for the
                                                    period                             period
                                                 February 7,                         February 7,
                                                     1997                               1997
                                                 (inception)      For the Nine       (inception)
                                                   through        Months Ended         through
                               For the Years       December       September 30,     September 30,
                            Ended December 31,        31,
                              2002       2001        2002        2003       2002        2003
                            ---------- --------- ------------- ---------- --------- --------------

      Expected life (years)    3.7        3.7         4.3         5          3.7        4.4
      Risk free interest
       rate                   3.97%       4.75%       4.78%       2.71%      4.43%      4.48%
      Volatility            130.73%      71.92%      89.00%     132.72%    132.58%     94.47%

     Impact of Recently Issued Accounting Standards

     In October 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a material impact on the Company's financial position or results of operations.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred rather than at date of commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material impact on the Company's financial position or results of operations.




                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued

     Impact of Recently Issued Accounting Standards, continued

     In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN No. 45 are effective for guarantees issued or modified after December 31, 2002. The adoption of FIN No. 45 did not have a material impact on the Company's financial position or results of operations.

     In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletins ("ARB") No. 51." FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. The Company does not expect that the adoption of FIN No. 46 will have a material effect on its financial position or results of operations.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No 133 on Derivative Instruments and Hedging Activities." The statement amends and clarifies accounting for derivative instruments, including certain derivatives instruments embedded in other contracts and for hedging activities under SFAS No. 133. This Statement is effective for contracts entered into or modified after June 30, 2003, except as stated below for hedging relationships designated after June 30, 2003, the guidance should be applied prospectively. The provisions of this Statement that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective effective dates. In addition, certain provisions relating to forward purchases or sales of when issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations.


                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------



NOTE 2 - Summary of Significant Accounting Policies, continued

     Impact of Recently Issued Accounting Standards, continued

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. The Company does not expect that the adoption of SFAS No. 150 will have an impact on its financial position or results of operations.


NOTE 3 - Property and Equipment

    Property and equipment consists of the following:

                                                             December 31,        September 30,
                                                                 2002                 2003
                                                                                  (Unaudited)
                                                         --------------------- -------------------

    Research and development equipment                         $789,710              $847,768
    Office equipment                                             22,497                22,497
    Furniture and fixtures                                        5,243                11,004
                                                            -----------            ----------
                                                                817,450               881,269

    Less:  accumulated depreciation                             453,221               576,887
                                                              ---------             ---------

                                                               $364,229              $304,382
                                                               ========              ========

     Depreciation and amortization expenses charged to operations for the years ended December 31, 2002 and 2001 was $162,496 and $142,250, respectively. Depreciation and amortization expenses charged to operations for the periods February 7, 1997 (inception) to September 30, 2003 and December 31, 2002 were $576,887 and $453,221, respectively. Depreciation and amortization expenses charged to operations for the nine-month periods ended September 30, 2003 and 2002 was $123,666 and $121,873, respectively.


                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------




NOTE 5 - Notes Payable

     The Company financed its annual insurance premiums over a nine-month period with two financing companies through two notes payable. The notes payable balances at December 31, 2002 was $51,360, which is due in monthly installments of $7,880, including interest at the rates of 9.55% and 10.2% per annum through July 2003.

     In September 2001, the Company converted its accounts payable balance due to a vendor into a note payable. The balance at December 31, 2002 and September 30, 2003 amounted to $114,315 and $76,912, respectively, which is due in monthly installments of $12,930, including interest at the rate of 8% per annum commencing in June 2003 through May 2004.

NOTE 6 - Income Taxes

     The tax effect of temporary differences and carryforwards that give rise to significant portions of the deferred assets are as follows:

                                                        December 31, 2002    September 30, 2003
                                                       ------------------- --------------------
                                                                                (Unaudited)
      Deferred tax assets:
          Net operating loss carryforward                   $2,883,000           $3,462,000
          Valuation allowance                               (2,883,000)          (3,462,000)
                                                        ---------------     ----------------
              Net Deferred Tax Asset                    $            --     $             --
                                                        ================    ================

     The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon the available objective evidence it is more likely than not that assets will not be realized. The Company's effective tax rate differs from the federal statutory rate as a result of the change in the valuation allowance.

     As of December 31, 2002 and September 30, 2003, the Company has net operating loss carryforwards of $7,207,000 and $8,656,000, respectively, available to offset future taxable income. These carryforwards will expire at various dates through 2023, subject to certain limitations.


                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------


NOTE 7 - Related Party Transactions

     The Company has incurred legal fees of $544,178 since inception to a law firm in which a former director of the Company is a partner. The Company has an accounts payable balance of $320,297 due to the law firm at December 31, 2002 and September 30, 2003.


NOTE 8 - Stockholders' Deficiency

     Initial Capitalization and Founders' Shares

     In February 1997 and March 1998, the Company issued to its founders 5,016,000 and 1,320,000 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.

     Stock Splits

     In August 1998, the Company's board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company's board of directors approved a 3 for 1 stock split on its common stock. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits.

     Private Placements

     In October 1997, the Company commenced a private placement of shares of common stock at a price of $1.13 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 37,401 shares of common stock on August 31, 1998, at an exercise price of $1.13 per share, which expired on August 31, 2003. The Company issued 607,191 shares of its common stock at $1.13 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

     In April 1999, the Company issued 460,287 shares of common stock at a price of $2.33 per share for aggregate proceeds of $1,074,000. The Company's former chief financial officer purchased 90,000 of these shares.

     In 2000, the Company issued 786,600 shares of common stock to various investors for aggregate proceeds of $2,060,401.

     In 2001, the Company issued 80,000 shares of common stock to various investors for aggregate proceeds of $400,000.

                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------



     NOTE 8 - Stockholders' Deficiency, continued

     Private Placements, continued

     In 2002, the Company issued 237,500 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 80,000 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company discovered that these stockholders were entitled to an additional 40,000 shares of common stock based on the anti-dilution provisions of the subscription agreements. Accordingly, the Company will issue an additional 40,000 shares of common stock in the fourth quarter of 2003 in compliance with the anti-dilution provisions in the 2001 subscription agreements.

     In 2003, the Company issued 440,353 shares of common stock to various investors for aggregate proceeds of $880,706 at $2 per share.

     Common Stock to be Issued

     During the nine months ended September 30, 2003, the Company recorded a liability of $402,696 for 201,348 shares of common stock to be issued to various investors. These shares will be issued upon the approval by the stockholders of the increase in the numbers of authorized common shares of the Company. These shares are not included in the loss per share calculations.

     Warrants

     In 1997 and 1998, the Company received $40,000 from the sale of stock warrants, to a former director of the Company who is a partner at one of the Company's law firms. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised and the Company issued 69,292 shares of common stock.

     In 1997 and 1998, the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997

                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------



NOTE 8 - Stockholders' Deficiency, continued

     Warrants, continued

     and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 164,568 shares of common stock.

     Bridge Financing

     On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 750,000 shares of common stock at an exercise price of $2 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 150,000 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital. In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $1.13 per share. The Company issued 697,779 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 375,000 shares of warrants to purchase common stock. These warrants expired on August 31, 2003.


NOTE 9 - Stock Option Plan and Warrants

     In 1998, the Company adopted a stock option plan under which it may grant qualified and nonqualified options to purchase up to 2,640,000 shares of common stock to employees and consultants. Qualified options shall be exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options shall be five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and shall be exercisable for no less than 110% of fair value on the date of grant for such holders.


                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------


NOTE 9 - Stock Option Plan and Warrants, continued

      A summary of activity under the stock option plan is as follows:

                                                December 31,                December 31,
                                                    2002                        2001
                                         --------------------------- ---------------------------
                                                         Weighted                    Weighted
                                                         Average                     Average
                                                         Exercise                    Exercise
                                            Shares        Price         Shares        Price
                                         ------------- ------------- ------------- -------------
     Outstanding, beginning of year        1,833,467        $2.32      1,735,386        $2.28

     Options granted                         230,500         3.41        118,202         3.11
     Options forfeited                      (146,702)        3.47        (20,121)        2.83
                                            --------       ------     ----------         ----

     Outstanding, end of year              1,917,265        $2.37      1,833,467        $2.32
                                           =========        =====      =========        =====

     Exercisable, end of year              1,797,303        $2.30      1,767,654        $2.31
                                           =========        =====      =========        =====


     The following table summarizes stock option information as of December 31, 2002:



                                                      Options Outstanding
                             -------------------------------------------------------------------
                                                                              Options
                                  Number             Weighted         --------------------------
                              Outstanding at     Average Remaining      Number Exercisable at
            Exercise           December 31,         Contractual             December 31,
             Prices                2002                Life                     2002
     ----------------------- ----------------- ---------------------- --------------------------
             $1.13                118,800              5.34                     118,800
             $2.00                122,500              4.99                      77,500
             $2.33              1,516,080              2.74                   1,509,810
             $2.83                 80,385              2.30                      60,068
             $5.00                 79,500              2.26                      31,125
                                ---------              ----                   ---------

             Total              1,917,265              3.53                   1,797,303
                                ==========             ====                   =========



                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------


NOTE 9 - Stock Option Plan and Warrants, continued

     The Company had granted a total of 1,236,000 shares of stock options to its former chief financial officer during his employment with the Company. Upon expiration of a 90 day period subsequent to the termination of the former chief financial officer's employment, effective on February 28, 2003, 1,200,000 shares of stock options were forfeited. However, this former chief financial officer will retain 36,000 shares of stock options granted to him as a director until February 28, 2008.

     A summary of stock warrant activity is as follows:

                                                December 31,                December 31,
                                                    2002                        2001
                                        ----------------------------- --------------------------
                                                         Weighted                    Weighted
                                                          Average                    Average
                                                         Exercise                    Exercise
                                           Shares          Price        Shares        Price
                                        -------------- -------------- ------------ -------------
     Outstanding, beginning of year         947,001         $0.98        947,001       $0.98

     Warrants granted                       400,000          2.00             --         --
                                          ---------        ------        -------      ------

     Outstanding, end of year             1,347,001          1.28        947,001        0.98
                                          =========        ======        =======      ======

     Exercisable, end of year             1,347,001         $1.28        947,001       $0.98
                                          =========        ======        =======      ======

     The following table summarizes warrants information as of December 31, 2002:



                                             Warrants Outstanding
                                ------------------------------------------------
                                                    Weighted                      Warrants
                                     Number          Average        Weighted        Number
                                 Outstanding at     Remaining        Average     Exercisable at
                                  December 31,     Contractual      Exercise      December 31,
          Exercise Prices             2002             Life           Price           2002
     -------------------------- ----------------- --------------- -------------- ---------------
               $0.25                 534,600           1.07            $0.25          534,600
               $1.13                  37,401           0.67             1.13           37,401
               $2.00                 775,000           2.59             2.00          775,000
                                   ---------           ----           ------       ----------

               Total               1,347,001           2.36            $1.28        1,347,001
                                   =========           ====            =====        =========


                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------



NOTE 9 - Stock Option Plan and Warrants, continued

     During the year ended December 31, 2002, the Company issued warrants to purchase 400,000 shares of common stock to a consultant for services rendered. The Company recorded a charge to operations of approximately $473,000 for the fair value of the warrants issued. As of December 31, 2002, the warrants are fully vested and are exercisable through September 1, 2012.


NOTE 10 - License Agreements

     Technology License Agreement

     In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company is contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a twelve month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company will also be obligated to pay this shareholder a royalty of $300 for each device installed at client's site based only on installations at which the Company derived revenues from the licensed technology.

     Caltech License Agreement

     In September 1997, the Company entered into an option agreement with the California Institute of Technology ("Caltech"), which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. As of December 31, 2002, the Company has issued Caltech 264,000 shares of its common stock in connection with the license agreement.


                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------



NOTE 10 - License Agreements, continued

     Caltech License Agreement, continued

     While in effect, the agreement requires that the Company pay 50% of all attorney fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

     The Lockheed Martin License Agreement

     The Company has entered into an exclusive licensing agreement with Lockheed Martin Corporation ("Lockheed") as of September 18, 1998. Pursuant to this agreement, the Company was given the exclusive license to exploit, worldwide, all biomedical applications of certain enhanced infrared detector technologies know as Enhanced Quantum Well Infrared Photodetectors ("EQWIP").

     The EQWIP technology is protected by a patent owned by Lockheed. In order to maintain exclusivity, the Company is subject to a number of milestones it must meet relating to royalty generation, development of markets and territories, utilization of the EQWIP technology in certain percentages of the Company's installed base of diagnostic equipment and required levels of royalty generating installations. As of September 30, 2003, the Company was not subject to the minimum number of royalty generating installations specified in the exclusive license agreement. This minimum requirement is predicated on the performance of a third party manufacturer to provide a product using EQWIP technology. As of September 30, 2003, no third party manufacturer has provided a product using this technology.

     The Company has also agreed to license back to Lockheed any improvements the Company makes to the EQWIP technology for applications in which the Company does not retain exclusivity. Under certain conditions, the Company may sublicense its rights to develop specific territories and markets to third-parties, subject to consent of Lockheed. The Company is entitled to utilize any improvements to the EQWIP technology developed by Lockheed.

                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------


NOTE 11 - Commitments and Contingencies

     Capital Expenditures

     The Company has committed to purchase additional eight units of medical equipment from its exclusive Germany vendor for 70,558 Euros per unit, which converted into U.S. dollars of approximately $592,000 and $655,000 as of December 31, 2002 and September 30, 2003, respectively.

     Clinical Study Agreement

     In 2000, the Company entered into an agreement with a medical institution to conduct a clinical study of the BioScanIR system as an auxiliary imaging modality in assessment of patients with cancer. The Company will provide a non-exclusive, non-royalty bearing license to the medical institution, for the duration of this agreement. The Company charged research and development expenses in the amount of $27,900 and $45,850 for the years ended December 31, 2002 and 2001, and $118,000 for the period from February 7, 1997 (inception) to December 31, 2002, respectively.

     Operating Lease Commitments

     The Company leases facilities under two leases, which expire May 31, 2005.

     Future annual minimum lease payments under noncancelable operating leases as of December 31, 2002 are as follows:

              For the Year Ending
                  December 31,                   Amount
         ------------------------------- ------------------------
                      2003                      $ 27,900
                      2004                        35,300
                      2005                        14,700
                                                  -------
                     Total                      $ 77,900
                                                ========

     Rent expense charged to operations for the years ended December 31, 2002 and 2001, and for period February 7, 1997 (inception) to September 30, 2003 and December 31, 2002 amounted to $34,595, $35,764, $115,543 and $92,779, respectively.

     Rent expense charged to operations for the nine-month periods ended September 30, 2003 and 2002 amounted to $22,764 and $29,838, respectively.

                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------


NOTE 11 - Commitments and Contingencies, continued

     Consulting Agreements

     The Company entered into various consulting agreements for the duration of one year with various outside consultants primarily payable in stock options and warrants determined by pursuing to the values of the consulting agreements and/or at an estimated fair value, which were valued based on the fair market value of the stock on the first day of month in which service takes place.


NOTE 12 - Public Offering Costs

     The Company discontinued its efforts to pursue an initial public offering in April 1999. The Company expensed $501,992 of costs incurred in connection with its proposed initial public offering in the year ended December 31, 1998.


NOTE 13 - Subsequent Events

     In August 2003, the Company entered into an award contract of $68,000 with U.S. Department of Defense to perform research and development procedures for a six-month period. The Company recorded the award contract as deferred revenue and is recognizing the earned amount on a straight-line basis over the terms of the contract.


NOTE 14 - Reverse Acquisition and Private Offering Transactions, and Pro Forma Financial Statements (Unaudited)

     On December 19, 2003, the Company completed a "reverse acquisition" transaction with Promos, Inc. ("Promos") in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos' shares of common stock. The reverse acquisition was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. Concurrent with the closing of the reverse acquisition, the Company completed a private offering of 5,686,027 shares of Promos' common stock at a price of $1.375 per share, from which Promos received gross proceeds of $7,820,405. Promos also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the reverse acquisition, Promos redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a cash consideration of $10.

                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------



NOTE 14 - Reverse Acquisition and Private Offering Transactions, and Pro Forma Financial Statements (Unaudited), continued

     At the time of the completion of the reverse acquisition, private offering, related stock purchase and payment of equity-based transaction fees, Promos had 29,570,100 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,501,095 shares of common stock.

     Prior to the completion of the reverse acquisition, private offering, related stock purchase and payment of equity-based transaction fees, the Company filed an amendment to its certificate of incorporation and increased its authorized common stock from 10,000,000 shares to 12,000,000 shares. Subsequent to the Company's amendment of its certificate of incorporation, the Company issued 201,348 shares of its common stock in settlement of a liability of $402,696 due to various investors at September 30, 2003 for the common stock to be issued.

     For accounting purposes, the Company is the acquirer in the reverse acquisition transaction, and consequently the transaction will be treated as a recapitalization by the Company.

     Following the completion of the reverse acquisition, private offering, related stock purchase and payment of equity-based transaction fees, the Company owned 21,538,400 shares, or 72.8% of the outstanding shares of Promos' common stock. The Company filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a) (1) (C), liquidated the shares of Promos' common stock it received in the reverse acquisition transaction to its stockholders in proportion to their respective interests in OmniCorder Technologies, Inc. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

     In connection with the private offering and reverse acquisition, Promos incurred cash transaction expenses as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement expenses were paid on closing; (ii) investor and financial relations services fees associated with the reverse acquisition of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the reverse acquisition of approximately $129,000. In addition, Promos issued 531,913 and 680,160 shares of its common stock to the placement agent and its financial advisors in connection with the private offering and reverse acquisition, respectively.

     The following unaudited pro forma consolidated balance sheet, as of September 30, 2003, is based on the historical financial statements of the Company and gives effect to the pro forma adjustments described herein as through the acquisition had been consummated at September 30, 2003. The merger and acquisition of the Company will be accounted for as a

                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------



NOTE 14 - Reverse Acquisition and Private Offering Transactions, and Pro Forma Financial Statements (Unaudited), continued

     reverse acquisition in the form of a recapitalization of the Company. The pro forma statements of operations have not been provided since the pro forma statements of operations would be substantially identical to the historical statements of operations of the Company.

     Pro Forma Financial Statements

     Introduction to Unaudited Proforma Condensed Consolidated Balance Sheet

     The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the notes thereto and with the historical financial statements of Promos, Inc., as filed in its annual report on Form 10-KSB for the year ended December 31, 2002 and in its quarterly report on Form 10-QSB for the quarter ended September 30, 2003 and with the historical financial statements of the Company included elsewhere herein. The unaudited pro forma condensed consolidated balance sheet is not necessarily an indicative of the Company's financial position that would have been achieved had the merger been consummated at September 30, 2003.

     The pro forma adjustments reflect the transactions based on currently available information and certain estimates and assumptions as set forth in the notes to the unaudited pro forma condensed consolidated balance sheet. However, actual amounts may differ from the pro forma amounts.


                                                                                                                        Promos, Inc.
                                                                                       Proforma Condensed Consolidated Balance Sheet
                                                                                                                  September 30, 2003
                                                                                                                         (Unaudited)
                                       OmniCorder
                                      Technologies,     Promos,
                                         Inc.            Inc.                    Adjustments                              Pro Forma
                                      Historical       Historical       (1)           (2)         (3)         (4)        As Adjusted
                                     --------------    ----------    ----------   ----------   ----------  ---------    ------------
CURRENT ASSETS

  Cash and cash equivalents           $ 363,255        $    918                   $7,086,899                $  (918)      $7,450,154

  Accounts receivable, net of
        allowance for doubtful
        account of $0                         -           8,311                                              (8,311)               -

  Grant receivable                       68,000               -                                                   -           68,000

  Receivable, stockholder                     -           2,826                                              (2,826)               -

  Prepaid expenses                        7,320           2,702                                              (2,702)           7,320
                                        -------          ------                                              -------       ---------
     Total Current Assets               438,575          14,757                                                            7,525,474

  Property and equipment, net           304,382           1,485                                              (1,485)         304,382

  Security deposits                       3,538             295                                                (295)           3,538
                                        -------          ------                                             --------      ----------
     TOTAL ASSETS                       746,495          16,537       $      -    $7,086,899    $     -     (16,537)      $7,833,394
                                        =======          ======       ========    ==========    =======     ========      ==========


                                                                                                       OMNICORDER TECHNOLOGIES, INC.
                                                                                                    (A Development Stage Enterprise)

                                                                                                       NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited with respect to September 30, 2003, the nine months ended
                                                                    September 30, 2003 and 2002 and the period from February 7, 1997
                                                                                                  (inception) to September 30, 2003)
------------------------------------------------------------------------------------------------------------------------------------



NOTE 14 - Reverse Acquisition and Private Offering Transactions, and Pro Forma Financial Statements (Unaudited), continued

     Pro Forma Financial Statements, continued

     Introduction to Unaudited Proforma Condensed Consolidated Balance Sheet, continued



                                                                                                                       Promos, Inc.
                                                                                      Proforma Condensed Consolidated Balance Sheet
                                                                                                                 September 30, 2003
                                                                                                                        (Unaudited)
                                   OmniCorder
                                   Technologies,      Promos,
                                      Inc.              Inc.                    Adjustments                              Pro Forma
                                   Historical        Historical       (1)          (2)          (3)          (4)        As Adjusted
                                   ------------      -----------   ----------   ----------   ---------   ----------   -------------

       CURRENT LIABILITIES

         Accounts payable and
           accrued expenses        $  286,019           6,918                                               (6,918)   $  286,019
         Accounts payable to
           related party              320,297               -                                                            320,297
         Deferred revenue              51,000               -                                                             51,000
         Deferred officers
          salaries                    955,805               -                                                            955,805

         Notes payable                 76,912               -                                                             76,912

         Common stock to be
            issued                    402,696               -       $(402,696)                                                 -
                                    ---------        --------                                                         ----------
            Total Current
             Liabilities            2,092,729           6,918                                                          1,690,033
                                    ---------        --------                                                         ----------
       COMMITMENTS AND
       CONTINGENCIES
       STOCKHOLDERS' DEFICIENCY
         Preferred stock, $.01
           par value, 10,000,000
             shares authorized; no
             shares issued and
             outstanding                    -
         Common stock, $.001 par
           value; 50,000,000 shares
             authorized; 29,570,100
             shares issued
             and outstanding          100,000          10,034        (100,000)        6,898      12,638                   29,570

         Additional paid-in
           capital                  8,059,542          11,785         487,626     7,080,001     (12,638)   (21,819)   15,604,497
         Deficit accumulated
          during the
           development stage       (9,490,706)        (12,200)                                              12,200    (9,490,706)

         Subscription receivable      (15,070)              -          15,070                                    -             -
                                 ------------        --------                                                         ----------

             TOTAL STOCKHOLDERS'
               DEFICIENCY          (1,346,234)          9,619                                                          6,143,361
                                 ------------        --------                                                         ----------

            TOTAL LIABILITIES
              AND STOCKHOLDERS'
              DEFICIENCY         $    746,495        $ 16,537       $      -    $ 7,086,899      $    -   $(16,537)   $7,833,394
                                 ============        ========       =========   ===========      =======  ========    ==========


(1) To record the pre-merger equity transactions of OmniCorder Technologies, Inc.


                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 14 - Reverse Acquisition and Private Offering Transactions, and Pro Forma Financial Statements (Unaudited), continued

     Pro Forma Financial Statements, continued

     Introduction to Unaudited Proforma Condensed Consolidated Balance Sheet, continued

     (2)  To record the private offering and reverse acquisition transactions:

          o Record proceeds received from the private offering, net of various costs associated with the private offering transaction, issuance of common stock to placement agent and conversion of Bridge Note, which was issued subsequent to September 30, 2003 in the amount of $275,000 at a conversion rate of $1.375 per share.

          o Record various costs associated with the reverse acquisition transaction, issuance of common stock for advisory fees and purchase of 7,764,700 shares of Promos common stock for a consideration of $180,000 from a former director of Promos.

          o Record issuance of common stock to the placement agent and the financial advisors which associated with the private offering and reverse acquisition transactions.

     (3) To record the issuance of 13,773,700 shares of Promos pursuant to the Purchase Agreement dated December 19, 2003 and to record the redemption and cancellation of an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders.

     (4) To record the transfer of the pre-merger assets and liabilities of Promos to a former stockholder pursuant to the Acquisition Agreement dated December 19, 2003.